UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      May 11, 2017

Birner Dental Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

0-23367	84-1307044
(Commission File Number)	(IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of Principal Executive Offices)	(Zip Code)

(303) 691-0680

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 DFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2017, Birner Dental Management Services, Inc. (the “Company”) reached a mutual settlement agreement with a group of shareholders led by Digirad Corporation and Mark A. Birner, DDS (the “Digirad Group”) to end a potential proxy contest related to the Company’s 2017 annual meeting of shareholders. Under the terms of the settlement agreement, the Company will nominate John M. Climaco and Gregory G. Fulton (the “Digirad Nominees”) for election to its Board of Directors at the 2017 annual meeting, along with incumbent director Brooks G. O’Neil. Mr. Climaco is a director of Digirad Corporation, and Mr. Fulton is a member of the Digirad Group. Upon his election, Mr. Climaco will be appointed to the Compensation Committee of the Board of Directors. As part of the settlement agreement, the Digirad Group has agreed to withdraw its nominations and other proposals for the 2017 annual meeting and to vote in favor of the above slate of director nominees and other Company proposals at the 2017 annual meeting, and the Company’s Board of Directors will vote for the Digirad Nominees at the 2017 annual meeting. In addition, the Digirad Group has agreed to a customary standstill that generally extends until the later of the 2018 annual meeting of shareholders and the date that neither Mr. Climaco nor Mr. Fulton serves on the Board of Directors, except that the Digirad Group may propose nominees for director for the 2018 annual meeting in accordance with the Company’s bylaws.

The settlement agreement also includes, among other provisions, certain confidentiality commitments by the Digirad Nominees and the Digirad Group and mutual non-disparagement provisions. Upon their election to the Board of Directors, the Company will compensate the Digirad Nominees, and reimburse reasonable travel expenses of the Digirad Nominees, on the same basis as other independent directors of the Company. The Company will issue to Digirad Corporation 12,500 restricted shares of the Company’s common stock as reimbursement for the Digirad Group’s reasonable fees and expenses incurred in connection with this matter. Except as noted above, neither the Company, on the one hand, nor the Digirad Group, on the other hand, will be responsible for any fees or expenses of the other in connection with the settlement agreement or the 2017 annual meeting.

A copy of the settlement agreement is attached hereto as Exhibit 10.1. The foregoing description of the settlement agreement is qualified in its entirety by reference to the full text of the settlement agreement, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Nomination and Standstill Agreement dated May 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIRNER DENTAL MANAGEMENT SERVICES, INC.
a Colorado corporation

Date: May 12, 2017	By:	/s/ Dennis N. Genty
	Name:	Dennis N. Genty
	Title:	Chief Financial Officer, Secretary, and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Nomination and Standstill Agreement dated May 11, 2017.